Exhibit 23.8
Consent of Independent Auditors

The Board of Directors
Kennedy-Wilson Holdings, Inc.:
We consent to the use of our report dated March 31, 2014, with respect to the consolidated statements of operations and comprehensive income, partners’ capital, and cash flows of KWF Real Estate Venture VI, L.P. and subsidiary for the year ended December 31, 2013, and the related notes to the consolidated financial statements, incorporated by reference in the registration statements (No. 333-174742, No. 333-175002, No. 333-175559, No. 333-184752, and No. 333-192059) on Form S-3, the registration statements (No. 333-164928, No. 333-182269, and No. 333-197492) on Form S-8, the registration statement (No. 333-164926) on Form S-1/A and the registration statement (No. 333-186690) on Form S-4 of Kennedy-Wilson Holdings, Inc. in reliance upon the report of KPMG LLP, independent auditors, which report appears in amendment no. 1 to the December 31, 2015 annual report on Form 10-K of Kennedy-Wilson Holdings, Inc.

/s/ KPMG LLP
Los Angeles, California
March 25, 2016